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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): DECEMBER 4, 1998



                            ALLEGIANT BANCORP, INC.
            (Exact name of registrant as specified in its charter)



     MISSOURI                    0-26350                     43-1519382

 (State or other            (Commission File              (I.R.S. Employer
 jurisdiction of                 Number)                   Identification
  organization)                                               Number)



                   2122 KRATKY ROAD
                 ST. LOUIS, MISSOURI                             63114
      (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code: (314) 692-8200


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Item 5.     Other Events

            On December 4, 1998, Allegiant Bancorp, Inc. (the "Registrant") completed the sale of its three Northeast Missouri commercial banking branch offices in Kahoka, Palmyra and Monroe City, including the deposit liabilities and certain loans and fixed assets with respect thereto, to Exchange Bank of Northeast Missouri, a subsidiary of Lincoln County Bancorp, Inc. The sale of these branches will allow the Registrant to concentrate exclusively on opportunities in the higher-growth St. Louis metropolitan area and contiguous counties. Pursuant to this branch sale, the Registrant transferred approximately $40.0 million of deposit liabilities and approximately $15.3 of total assets, including approximately $13.9 million of total loans, to Exchange Bank of Northeast Missouri. The Registrant received a total premium of approximately $2.4 million in connection with such sale.

Item 7.     Financial Statements and Exhibits

            (a)   Financial Statements of Business Acquired.

                  Not Applicable.

            (b)   Pro Forma Financial Information

                  Not Applicable.

            (c)   Exhibits

                  See Exhibit Index.



                            *          *          *

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 18, 1998

                                       ALLEGIANT BANCORP, INC.



                                       By:   /s/ Shaun R. Hayes
                                          --------------------------------
                                            Shaun R. Hayes, President

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
                                 EXHIBIT INDEX

Exhibit No.             Description
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
    99                  Press Release, dated December 15, 1998
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